SUPPLEMENTAL INDENTURE
This SUPPLEMENTAL INDENTURE, dated as of March 12, 2014 (this “Supplemental Indenture”), is entered into by and among IAC/InterActiveCorp (the “Issuer”), the guarantors identified herein as parties, and Computershare Trust Company, N.A., as Trustee (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of November 15, 2013 (as amended, supplemented or otherwise modified in accordance with its terms, the “Indenture”), providing for the issuance on November 15, 2013 of 4.875% Senior Notes due 2018, in aggregate principal amount of $500,000,000 (the “Notes”);
WHEREAS Section 4.11 of the Indenture provides, in relevant part, that if any Restricted Subsidiary guarantees the Credit Agreement, then the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture;
WHEREAS Section 8.01 of the Indenture provides that without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to allow any Guarantor to execute a supplemental indenture and/or Note Guarantee with respect to the Notes;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This

Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or as to the recitals contained herein.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

                        IAC/INTERACTIVECORP

By:    /s/ Joanne Hawkins
Name: Joanne Hawkins
Title: Sr. VP, Deputy General Counsel and         Assistant Secretary

THE NEW GUARANTOR:

CONSUMERSEARCH, INC.

By:     /s/ Joanne Hawkins
Name: Joanne Hawkins
            Title: Vice President and Assistant                         Secretary

[Signature Page to Consumersearch, Inc. Supplemental Indenture]

[Signature Page to Consumersearch, Inc. Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
As Trustee

By:    ____________________________
Name:
Title:

[Signature Page to Consumersearch, Inc. Supplemental Indenture]